Exhibit 99.1

Keysight Technologies Reports Third Quarter 2025 Results

Strong execution drives above guidance results, full-year outlook improved

SANTA ROSA, Calif., August 19, 2025 - Keysight Technologies, Inc. (NYSE: KEYS) today reported financial results for the third fiscal quarter ended July 31, 2025.

“Keysight delivered strong results this quarter, exceeding the high end of our guidance for both revenue and earnings per share. We are executing our strategy and capitalizing on the opportunities in our end markets,” said Satish Dhanasekaran, Keysight’s President and CEO. “We are raising our outlook for the full year once again and continue to see solid demand and strong customer engagements.”

Third Quarter Financial Summary
•Revenue was $1.35 billion, compared with $1.22 billion in the third quarter of 2024.
•GAAP net income was $191 million, or $1.10 per share, compared with $389 million, or $2.22 per share, in the third quarter of 2024.
•Non-GAAP net income was $297 million, or $1.72 per share, compared with $275 million, or $1.57 per share in the third quarter of 2024.
•Cash flow from operations was $322 million, compared to $255 million last year. Free cash flow was $291 million, compared to $222 million in the third quarter of 2024.
•As of July 31, 2025, cash, cash equivalents, and restricted cash totaled $3.40 billion.

Reporting Segments
•Communications Solutions Group (CSG)
CSG reported revenue of $940 million in the third quarter, up 11 percent from the prior year, reflecting 13 percent growth in commercial communications and 8 percent growth in aerospace, defense, and government.
•Electronic Industrial Solutions Group (EISG)
EISG reported revenue of $412 million in the third quarter, up 11 percent from the prior year, reflecting growth across semiconductor, general electronics and automotive and energy.

Outlook
Keysight’s fourth fiscal quarter of 2025 revenue is expected to be in the range of $1.370 billion to $1.390 billion. Non-GAAP earnings per share for the fourth fiscal quarter of 2025 are expected to be in the range of $1.79 to $1.85, based on a weighted diluted share count of approximately 173 million shares. Fiscal year 2025 revenue growth is expected to be approximately 7 percent. At the midpoint of fourth quarter guidance, non-GAAP earnings per share growth for fiscal year 2025 is expected to be approximately 13 percent. Certain items impacting the GAAP tax rate pertain to future events and are not currently estimable with a reasonable degree of accuracy; therefore, no reconciliation of GAAP earnings per share to non-GAAP has been provided. Further information is discussed in the section titled “Use of Non-GAAP Financial Measures” below.

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Webcast
Keysight’s management will present more details about its third quarter FY2025 financial results and its fourth quarter FY2025 outlook on a conference call with investors today at 1:30 p.m. PT. This event will be webcast in listen-only mode. Listeners may log on to the call at www.investor.keysight.com under the “Upcoming Events” section and select “Q3 FY25 Keysight Technologies Inc. Earnings Conference Call” to participate. The call can also be accessed by dialing 1-404-975-4839 or 1-833-470-1428 toll-free (access code 819411). The webcast will remain on the company site for 90 days.

Forward-Looking Statements
This communication contains forward-looking statements as defined in the Securities Exchange Act of 1934 and is subject to the safe harbors created therein. The words "assume," “expect,” “intend,” “will,” “should,” "outlook" and similar expressions, as they relate to the company, are intended to identify forward-looking statements. These forward-looking statements involve risks and uncertainties that could significantly affect the expected results and are based on certain key assumptions of Keysight’s management and on currently available information. Due to such uncertainties and risks, no assurances can be given that such expectations or assumptions will prove to have been correct, and readers are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date hereof. Keysight undertakes no responsibility to publicly update or revise any forward-looking statement. The forward-looking statements contained herein include, but are not limited to, predictions, future guidance, projections, beliefs, and expectations about the company’s goals, revenues, financial condition, earnings, and operations that involve risks and uncertainties that could cause Keysight’s results to differ materially from management’s current expectations. Such risks and uncertainties include, but are not limited to, impacts of global economic conditions such as inflation or recession, slowing demand for products or services, volatility in financial markets, reduced access to credit, increased interest rates, impacts of geopolitical tension and conflict outside of the U.S., export control regulations and compliance, net zero emissions commitments, customer purchasing decisions and timing, tariff and trade policy impacts and order cancellations.

In addition to the risks above, other risks that Keysight faces include those detailed in Keysight’s filings with the Securities and Exchange Commission on Keysight’s annual report on Form 10-K for the period ended October 31, 2024 and Keysight’s quarterly report on Form 10-Q for the period ended April 30, 2025.

Segment Data
Segment data reflect the results of our reportable segments under our management reporting system. Segment data are provided on page 5 of the attached tables.

Use of Non-GAAP Financial Measures
In addition to financial information prepared in accordance with U.S. GAAP (“GAAP”), this document also contains certain non-GAAP financial measures based on management’s view of performance, including:
•Non-GAAP Net Income/Earnings
•Non-GAAP Net Income per share/Earnings per share
•Free Cash Flow
Net Income per share is based on weighted average diluted share count. See the attached supplemental schedules for reconciliations of each non-GAAP financial measure to its most directly comparable GAAP financial measure for the three and nine months ended July 31, 2025. Following the reconciliations is a discussion of the items adjusted from our non-GAAP financial measures and the company’s reasons for including or excluding certain categories of income or expenses from our non-GAAP results.

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About Keysight Technologies

At Keysight (NYSE: KEYS), we inspire and empower innovators to bring world-changing technologies to life. As an S&P 500 company, we’re delivering market-leading design, emulation, and test solutions to help engineers develop and deploy faster, with less risk, throughout the entire product lifecycle. We’re a global innovation partner enabling customers in communications, industrial automation, aerospace and defense, automotive, semiconductor, and general electronics markets to accelerate innovation to connect and secure the world. Learn more at Keysight Newsroom and www.keysight.com.

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INVESTOR CONTACT:
Investor Relations
+1 707-577-6915
Investor.Relations@Keysight.com

MEDIA CONTACT:
Andrea Mueller
+ 1 408-236-1541
andrea.mueller@keysight.com

Source: IR-KEYS
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KEYSIGHT TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(In millions, except per share data)
(Unaudited)
PRELIMINARY

	Three months ended		Nine months ended
	July 31,		July 31,
	2025	2024	2025	2024

Orders	$1,340	$1,249	$3,919	$3,688

Revenue	$1,352	$1,217	$3,956	$3,692

Costs and expenses:
Cost of products and services	518	462	1,488	1,361
Research and development	250	226	749	686
Selling, general and administrative	354	329	1,075	1,052
Other operating expense (income), net	(4)	(5)	(15)	(10)
Total costs and expenses	1,118	1,012	3,297	3,089

Income from operations	234	205	659	603

Interest income	31	19	71	60
Interest expense	(28)	(21)	(68)	(61)
Other income (expense), net	4	10	98	15

Income before taxes	241	213	760	617

Provision (benefit) for income taxes	50	(176)	143	(70)

Net income	$191	$389	$617	$687

Net income per share:
Basic	$1.11	$2.23	$3.58	$3.94
Diluted	$1.10	$2.22	$3.56	$3.92

Weighted average shares used in computing net income per share:
Basic	172	174	172	174
Diluted	173	175	173	175

KEYSIGHT TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEET
(In millions, except par value and share data)
(Unaudited)
PRELIMINARY

	July 31, 2025	October 31, 2024

ASSETS
Current assets:
Cash and cash equivalents	$2,636	$1,796
Accounts receivable, net	692	857
Inventory	1,021	1,022
Other current assets	1,255	582
Total current assets	5,604	4,257

Property, plant and equipment, net	766	774
Operating lease right-of-use assets	224	234
Goodwill	2,429	2,388
Other intangible assets, net	524	607
Long-term investments	157	110
Long-term deferred tax assets	392	378
Other assets	555	521
Total assets	$10,651	$9,269

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	342	313
Employee compensation and benefits	290	295
Deferred revenue	557	561
Income and other taxes payable	144	90
Operating lease liabilities	48	43
Other accrued liabilities	179	125
Total current liabilities	1,560	1,427

Long-term debt	2,533	1,790
Retirement and post-retirement benefits	84	81
Long-term deferred revenue	208	206
Long-term operating lease liabilities	183	197
Other long-term liabilities	413	463
Total liabilities	4,981	4,164

Stockholders' equity:
Preferred stock; $0.01 par value; 100 million shares authorized; none issued and outstanding	—	—
Common stock; $0.01 par value; 1 billion shares authorized; 202 million and 201 million shares issued, respectively	2	2
Treasury stock, at cost; 30.2 million shares and 28.4 million shares, respectively	(3,698)	(3,422)
Additional paid-in-capital	2,819	2,664
Retained earnings	6,842	6,225
Accumulated other comprehensive loss	(295)	(364)
Total stockholders' equity	5,670	5,105
Total liabilities and equity	$10,651	$9,269

KEYSIGHT TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(In millions)
(Unaudited)
PRELIMINARY

	Nine months ended
	July 31,
	2025	2024

Cash flows from operating activities:
Net income	$617	$687
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	97	94
Amortization	104	108
Share-based compensation	129	111
Deferred tax expense (benefit)	(58)	(21)
Excess and obsolete inventory-related charges	30	26
Unrealized loss (gain) on equity and other investments	(39)	(7)
Other non-cash expenses (income), net	5	2
Changes in assets and liabilities, net of effects of businesses acquired:
Accounts receivable	173	130
Inventory	(21)	(51)
Accounts payable	29	(4)
Employee compensation and benefits	(8)	(69)
Deferred revenue	(12)	(35)
Income taxes payable	42	(24)
Income taxes receivable	78	(161)
Other assets and liabilities	18	(93)
Net cash provided by operating activities(a)	1,184	693

Cash flows from investing activities:
Investments in property, plant and equipment	(90)	(116)
Acquisitions of businesses and intangible assets, net of cash acquired	(3)	(673)
Other investing activities	(4)	8
Net cash used in investing activities	(97)	(781)

Cash flows from financing activities:
Proceeds from issuance of common stock under employee stock plans	63	65
Payment of taxes related to net share settlement of equity awards	(38)	(31)
Proceeds from issuance of long-term debt	748	—
Acquisition of non-controlling interests	—	(458)
Treasury stock repurchases, including excise tax payments	(278)	(289)
Debt issuance costs	(8)	(7)
Repayment of debt	—	(24)
Other financing activities	—	(9)
Net cash provided by (used in) financing activities	487	(753)

Effect of exchange rate movements	9	2

Net increase (decrease) in cash, cash equivalents, and restricted cash	1,583	(839)
Cash, cash equivalents, and restricted cash at beginning of period	1,814	2,488
Cash, cash equivalents, and restricted cash at end of period	$3,397	$1,649

(a) Cash payments included in operating activities:

Interest payments	$39	$38
Income tax paid, net	$74	$130

KEYSIGHT TECHNOLOGIES, INC.
NET INCOME AND DILUTED EPS RECONCILIATION
(In millions, except per share data)
(Unaudited)
PRELIMINARY

	Three months ended				Nine months ended
	July 31,				July 31,
	2025		2024		2025		2024
	Net Income	Diluted EPS	Net Income	Diluted EPS	Net Income	Diluted EPS	Net Income	Diluted EPS

GAAP Net income	$191	$1.10	$389	$2.22	$617	$3.56	$687	$3.92
Non-GAAP adjustments:
Amortization of acquisition-related balances	33	0.19	31	0.18	100	0.58	106	0.60
Share-based compensation	32	0.18	32	0.18	131	0.75	118	0.68
Acquisition and integration costs	46	0.27	16	0.09	70	0.40	56	0.32
Restructuring and others	(6)	(0.04)	6	0.03	(4)	(0.02)	44	0.25
Adjustment for taxes(a)	1	0.02	(199)	(1.13)	(5)	(0.03)	(203)	(1.16)
Non-GAAP Net income	$297	$1.72	$275	$1.57	$909	$5.24	$808	$4.61

Weighted average shares outstanding - diluted	173		175		173		175

(a) For the three and nine months ended July 31, 2025, management uses a non-GAAP effective tax rate of 14%. For the three and nine months ended July 31, 2024, management uses a non-GAAP effective tax rate of 8% and 14%, respectively.

Please refer to the last page for details on the use of non-GAAP financial measures.

KEYSIGHT TECHNOLOGIES, INC.
SEGMENT RESULTS INFORMATION
(In millions, except where noted)
(Unaudited)
PRELIMINARY

Communications Solutions Group			Percent
	Q3'25	Q3'24	Inc/(Dec)
Revenue	$940	$847	11%
Gross margin, %	67%	67%
Income from operations	$246	$223
Operating margin, %	26%	26%

Electronic Industrial Solutions Group			Percent
	Q3'25	Q3'24	Inc/(Dec)
Revenue	$412	$370	11%
Gross margin, %	57%	58%
Income from operations	$92	$74
Operating margin, %	22%	20%

Segment revenue and income from operations are consistent with the respective non-GAAP financial measures as discussed on last page.

KEYSIGHT TECHNOLOGIES, INC.
FREE CASH FLOW
(In millions)
(Unaudited)
PRELIMINARY

	Three months ended		Nine months ended
	July 31,		July 31,
	2025	2024	2025	2024

Net cash provided by operating activities	$322	$255	$1,184	$693
Less: Investments in property, plant and equipment	(31)	(33)	(90)	(116)
Free cash flow	$291	$222	$1,094	$577

Please refer to the last page for details on the use of non-GAAP financial measures.

KEYSIGHT TECHNOLOGIES, INC.
REVENUE BY END MARKETS
(In millions)
(Unaudited)
PRELIMINARY

			Percent
	Q3'25	Q3'24	Inc/(Dec)

Aerospace, Defense and Government	$296	$275	8%
Commercial Communications	644	572	13%
Electronic Industrial	412	370	11%
Total Revenue	$1,352	$1,217	11%

KEYSIGHT TECHNOLOGIES, INC.
Non-GAAP Financial Measures
Management uses both GAAP and non-GAAP financial measures to analyze and assess the overall performance of the business, to make operating decisions and to forecast and plan for future periods. We believe that our investors benefit from seeing our results “through the eyes of management” in addition to seeing our GAAP results. This information enhances investors’ understanding of the continuing performance of our business and facilitates comparison of performance to our historical and future periods.
Our non-GAAP financial measures may not be comparable to similarly titled measures used by other companies, including industry peer companies, limiting the usefulness of these measures for comparative purposes.
These non-GAAP measures should be considered supplemental to and not a substitute for financial information prepared in accordance with GAAP. The discussion below presents information about each of the non-GAAP financial measures and the company’s reasons for including or excluding certain categories of income or expenses from our non-GAAP results. In future periods, we may exclude such items and may incur income and expenses similar to these excluded items. Accordingly, adjustments for these items and other similar items in our non-GAAP presentation should not be interpreted as implying that these items are non-recurring, infrequent or unusual.
Core Revenue/ Margin excludes the impact of foreign currency changes and revenue/ expenses associated with acquisitions or divestitures completed within the last twelve months. We exclude from the current period the impact of foreign currency changes as currency rates can fluctuate based on factors that are not within our control and can obscure growth trends. As the nature, size and number of acquisitions can vary significantly from period to period and as compared to our peers, we also exclude revenue/ expenses associated with recently acquired businesses to facilitate comparisons of growth and analysis of underlying business trends.
Free cash flow includes cash provided by operating activities adjusted for net investments in property, plant & equipment.
Non-GAAP Income from Operations, Non-GAAP Net Income and Non-GAAP Diluted EPS may include the following types of adjustments:
•Acquisition-related Items: We exclude the impact of certain items recorded in connection with business combinations from our non-GAAP financial measures that are either non-cash or not normal, recurring operating expenses due to their nature, variability of amounts and lack of predictability as to occurrence or timing. These amounts may include non-cash items such as the amortization of acquired intangible assets and amortization of items associated with fair value purchase accounting adjustments. We also exclude other acquisition and integration costs associated with business acquisitions that are not normal recurring operating expenses, including gain/loss on foreign exchange contracts and legal, accounting and due diligence costs. We exclude these charges to facilitate a more meaningful evaluation of our current operating performance and comparisons to our past operating performance.
•Share-based Compensation Expense: We exclude share-based compensation expense from our non-GAAP financial measures because share-based compensation expense can vary significantly from period to period based on the company’s share price, as well as the timing, size and nature of equity awards granted. Management believes the exclusion of this expense facilitates the ability of investors to compare the company’s operating results with those of other companies, many of which also exclude share-based compensation expense in determining their non-GAAP financial measures.
•Restructuring and others: We exclude incremental expenses associated with restructuring initiatives including those of acquired entities, usually aimed at material changes in the business or cost structure. Such costs may include employee separation costs, asset impairments, facility-related costs, contract termination fees, and costs to move operations from one location to another. These activities can vary significantly from period to period based on the timing, size and nature of restructuring plans; therefore, we do not consider such costs to be normal, recurring operating expenses.
We also exclude “others,” not normal, recurring, cash operating income/expenses from our non-GAAP financial measures. Such items are evaluated on an individual basis, based on both quantitative and qualitative factors and generally represent items that we do not anticipate occurring as part of our normal business. While not all-inclusive, examples of such items would include net unrealized gains on equity investments still held, significant non-recurring events like realized gains or losses associated with our employee benefit plans, costs and recoveries related to unusual events, gain on sale of assets/divestitures, adjustment attributable to non-controlling interest etc. We believe that these costs do not reflect expected future operating expenses and do not contribute to a meaningful evaluation of the company’s current operating performance or comparisons to our operating performance in other periods.
•Estimated Tax Rate: We utilize a consistent methodology for long-term projected non-GAAP tax rate. When projecting this long-term rate, we exclude any tax benefits or expenses that are not directly related to ongoing operations and which are either isolated or cannot be expected to occur again with any regularity or predictability. Additionally, we evaluate our current long-term projections, current tax structure and other factors, such as existing tax positions in various jurisdictions and key tax holidays in major jurisdictions where Keysight operates. This tax rate could change in the future for a variety of reasons, including but not limited to significant changes in geographic earnings mix including acquisition activity, or fundamental tax law changes in major jurisdictions where Keysight operates. The above reasons also limit our ability to reasonably estimate the future GAAP tax rate and provide a reconciliation of the expected non-GAAP earnings per share for the fourth quarter of fiscal 2025 to the GAAP equivalent.
Management recognizes these items can have a material impact on our cash flows and/or our net income. Our GAAP financial statements, including our Condensed Consolidated Statement of Cash Flows, portray those effects. Although we believe it is useful for investors to see core performance free of special items, investors should understand that the excluded costs are actual expenses that may impact the cash available to us for other uses. To gain a complete picture of all effects on the company’s profit and loss from any and all events, management does (and investors should) rely upon the Condensed Consolidated Statement of Operations prepared in accordance with GAAP. The non-GAAP measures focus instead upon the core business of the company, which is only a subset, albeit a critical one, of the company’s performance.